EXHIBIT 1.01

                                1,100,000 Shares

                          EUROPEAN MICRO HOLDINGS, INC.

                         FORM OF UNDERWRITING AGREEMENT

Tarpon Scurry Investments, Inc.
501 First Avenue North, Suite 702
St. Petersburg, FL 33701

Dear Sirs:

         European Micro Holdings, Inc., a Nevada corporation ("EMHI" or the "COMPANY"), together with certain of its stockholders executing this Agreement (the "SELLING STOCKHOLDERS"), propose to publicly offer and sell through Tarpon Scurry Investments, Inc. ("YOU") certain shares (the "SHARES") at a public offering price of $10 per Share (the "SELLING PRICE") of the Company's common stock, par value $.01 per share ("COMMON STOCK"), of which 1,000,000 Shares are to be provided by the Company and an additional 100,000 Shares are to be provided by the Selling Stockholders (in the individual amounts listed beside their names on the signature pages hereto) (the Company and the Selling Stockholders are collectively referred to herein as the "SELLERS"). The Shares shall be offered for sale by the Company and the Selling Stockholders on a "BEST EFFORTS" basis.

         The Company and the Selling Stockholders wish to confirm as follows their respective agreements with you in connection with your acting as selling agent for the Shares:

         1. OFFERING AND SALE OF THE SHARES. Subject to all the terms and conditions set forth herein, the Company and the Selling Stockholders hereby appoint you as their exclusive agent, for a period (the "OFFERING PERIOD") of the earlier of sixty days from the date hereof or a Closing Date (as defined below). As exclusive agent, you agree to offer the Shares for sale for the account of the Company and the Selling Stockholders on a "BEST EFFORTS" basis at the Selling Price and the terms hereinafter set forth (the "OFFERING"). You shall have no obligation to sell shares for the account of the Selling Stockholders until at you have arranged for the sale of shares for the account of the Company at an aggregate price of at least $10,000,000. You accept such engagement upon the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions set forth herein.

         2. SELLING AGENT'S COMPENSATION. At the Closing (as defined below), the Company shall cause to be paid to you an agency fee equal to 8% of the proceeds released to the Company on the Closing Date.

         3.       DELIVERY AND PAYMENT.

                  (a) ESCROW PROCEDURES. You and the Company shall enter into an escrow agreement (the "ESCROW AGREEMENT") in substantially the form appended hereto as Annex A with ______________ (the "ESCROW AGENT") pursuant to which you will deposit subscription funds you receive on behalf of the Company for Shares prior to the Closing Date with the Escrow Agent, to be released by the Escrow Agent (i) if at such time the collected proceeds equal or exceed $10,000,000


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(the "Minimum Offering") or (ii) at the option of the Company if at such time the collected proceeds equal or exceed $7,000,000.

                  (b) CLOSING DATE. Delivery by the Company and the Selling Stockholders, if applicable, of the Shares to you, and payment of the purchase price by certified or official bank check payable in next day funds to the Company shall take place at the offices of your counsel, Holland & Knight, LLP at 10:00 am. Eastern Time, on the third full business day following the date on which you and the Company notify the Escrow Agent to release the Offering proceeds held by the Escrow Agent (the "CLOSING DATE"), provided that the conditions to release specified in the Escrow Agreement have then been satisfied.

                  (c) REGISTRATION AND AVAILABILITY OF CERTIFICATES. Certificates representing the Shares shall be registered in such names and shall be in such denominations as you shall request at least three full business days before the Closing Date.

                  (d) SELLING STOCKHOLDERS' SHARES. Certificates in transferable form for the Shares which each of the Selling Stockholders agrees to sell pursuant to this Agreement have been placed in custody with _____________________ (the "CUSTODIAN") for delivery under this Agreement pursuant to a Custody Agreement and Power of Attorney (the "CUSTODY AGREEMENT") executed by each of the Selling Stockholders appointing _______________ and ______________ as agents and attorneys-in-fact (the "ATTORNEYS-IN-FACT"). Each Selling Stockholder agrees that (i) the Shares represented by the certificates held in custody pursuant to the Custody Agreement are subject to your interests hereunder, and the interests of the Company and the other Selling Stockholders,
(ii) the arrangements made by the Selling Stockholders for such custody are, except as specifically provided in the Custody Agreement, irrevocable, and (iii) the obligations of the Selling Stockholders hereunder and under the Custody Agreement shall not be terminated by any act of such Selling Stockholder or by operation of law, whether by the death or incapacity of any Selling Stockholder or the occurrence of any other event. If any Selling Stockholder shall die or be incapacitated or if any other event shall occur before the delivery of the Shares hereunder, certificates for the Shares of such Selling Stockholder shall be delivered to you by the Attorneys-in-Fact in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death or incapacity or other event had not occurred, regardless of whether or not the Attorneys-in-Fact or you shall have received notice of such death, incapacity or other event. Each Attorney-in-Fact is authorized, on behalf of each of the Selling Stockholders, to execute this Agreement and any other documents necessary or desirable in connection with the sale of the Shares to be sold hereunder by such Selling Stockholder, to make delivery of the certificates for such Shares, to receive the proceeds of the sale of such Shares, to give receipts for such proceeds, to pay therefrom any expenses to be borne by such Selling Stockholder in connection with the sale and public offering of such Shares, to distribute the balance thereof to such Selling Stockholder, and to take such other action as may be necessary or desirable in connection with the transactions contemplated by this Agreement. Each Attorney-in-Fact agrees to perform his duties under the Custody Agreement.

         4.       REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING.

                  (a) REGISTRATION STATEMENT AND PROSPECTUS. The Company has prepared in conformity with the requirements of the Securities Act of 1933 (the "SECURITIES ACT"), and the published rules and regulations adopted by the Securities and Exchange Commission (the "COMMISSION") thereunder (the "RULES"), a registration statement on Form S-1 (No. 333-44393), including a prospectus subject to completion relating to the Shares, and has filed with the

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Commission the registration statement and such amendments thereof as have been required to the date of this Agreement. Copies of such registration statement (including all amendments thereof) and of the related prospectus subject to completion relating to the Shares have heretofore been delivered by the Company to you. The term "REGISTRATION STATEMENT" as used in this Agreement means such registration statement (including all financial schedules and exhibits), as amended or supplemented at the time it becomes effective, or, if it becomes effective prior to the execution of this Agreement, as supplemented or amended prior to the execution of this Agreement. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the Registration Statement will be filed and must be declared effective before the offering of the Shares may commence, the term "REGISTRATION STATEMENT" as used in this Agreement means the registration statement as amended by such post-effective amendment. The term "EFFECTIVE DATE" as used in this Agreement means the time and date upon which the Commission shall declare the Registration Statement to be effective. The term "PROSPECTUS" as used in this Agreement means the prospectus in the form included in the Registration Statement or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Rules and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) of the Rules, the term "PROSPECTUS" means the Prepricing Prospectus in the form included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "PRELIMINARY PROSPECTUS" as used in this Agreement means the prospectus subject to completion in the form included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission and as such prospectus shall have been amended from time to time prior to the date of the Prospectus. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which you shall reasonably object after being furnished with a copy thereof.

                  (b) PUBLIC OFFERING. The Company understands that you propose to make for the account of the Company and the Selling Stockholders a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date as you and the Company deem advisable. The Company hereby confirms that you have been authorized to distribute or cause to be distributed each Preliminary Prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments thereof or supplements thereto to you).

         5. AGREEMENTS OF THE COMPANY. The Company agrees with you as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the Offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in Section 5(f) below, of any change in the Company's condition (financial or

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other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge (i) two signed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement, and (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may request.

                  (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of each form of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by you and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of your counsel a Prospectus is required by the Securities Act to be delivered in connection with sales by you or any dealer, the Company will expeditiously deliver to you and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by you and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales by you or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of your counsel is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus in order to comply with the Securities Act or any other law, the Company will forthwith prepare and, subject to the provisions of Section 5(d) above, file with the Commission an appropriate supplement or amendment thereto and will expeditiously furnish to you and dealers a reasonable number of copies thereof. In the event that the Company and you agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly

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issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (g) The Company will cooperate with you and with your counsel in connection with the registration or qualification of the Shares for offering and sale by you and by dealers under the securities or Blue Sky laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the Effective Date and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section ll(a) of the Securities Act.

                  (i) During the period of five years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may request.

                  (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

                  (k) If Rule 430A of the Securities Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Securities Act and will advise you of the time and manner of such filing.

                  (l) Except as provided in this Agreement, the Company will not sell, contract to sell or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the Prospectus, without your prior written consent, or grant any options or warrants to purchase Common Stock that are exercisable within 180 days of the date of the Prospectus, without your prior written consent. For the period beginning 180 days after the Closing Date and ending one year from the Closing Date, the Company, and those officers, directors and stockholders listed on Exhibit ___ hereto, will not sell or dispose of any of the Company's common stock in amounts exceeding those set forth in Section (e)(1) of Rule 144 promulgated under the Securities Act and only in the manner of sale provided in Section (f) of such rule.

                  (m) The Company has furnished or will furnish to you "LOCK-UP" letters, in form and substance satisfactory to you, signed by each of its current officers, directors and stockholders.

                  (n) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

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                  (o) The Company will use its best efforts to have the shares of Common Stock which it agrees to sell under this Agreement listed, subject to notice of issuance, on the (1) Boston Stock Exchange or (2) the Nasdaq National Market on or before the Closing Date.

         6. AGREEMENTS OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders agrees with you as follows:

                  (a) Such Selling Stockholder will cooperate to the extent necessary to cause the Registration Statement or any post-effective amendment thereto to become effective at the earliest possible time.

                  (b) Such Selling Stockholder will pay all Federal and other taxes, if any on the transfer or sale of the Shares being sold by the Selling Stockholder in this Offering.

                  (c) Such Selling Stockholder will do or perform all things required to be done or performed by the Selling Stockholder prior to the Closing Date to satisfy all conditions precedent to the delivery of the Shares pursuant to this Agreement.

                  (d) Such Selling Stockholder has executed or will execute a "LOCK-UP" letter as provided in Section 0 above and will not sell, contract to sell or otherwise dispose of any Common Stock, except for the sale of Shares in the Offering pursuant to this Agreement, prior to the expiration of 180 days after the date of the Prospectus, without your prior written consent.

                  (e) Except as stated in this Agreement and in the Preliminary Prospectus and the Prospectus, such Selling Stockholder will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (f) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, within the period of time referred to in Section 0 hereof, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations or of any change in information relating to such Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Prospectus or any amendment or supplement thereto which comes to the attention of such Selling Stockholder that suggests that any statement made in the Registration Statement or the Prospectus (as then amended or supplemented, if amended or supplemented) is or may be untrue in any material respect or that the Registration Statement or Prospectus (as then amended or supplemented, if amended or supplemented) omits or may omit to state a material fact or a fact necessary to be stated therein in order to make the statements therein not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented, if amended or supplemented) in order to comply with the Securities Act or any other law.

         7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to you that:

                  (a) Each Preliminary Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the

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Securities Act. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-1 under the Securities Act. The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied or will comply in all material respects with the provisions of the Securities Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you or on your behalf through you expressly for use therein.

                  (c) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the purchasers thereof against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.

                  (d) The Company is a corporation duly organized and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                  (e) All the Company's subsidiaries (collectively, the "SUBSIDIARIES") are listed on Exhibit ___ hereto. Each Subsidiary is a corporation duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity or other encumbrance.

                  (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that

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are required to be described in the Registration Statement or the Prospectus but
are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act.

                  (g) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                  (h) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Securities Act and the Securities Exchange Act of 1934 (the "EXCHANGE ACT") and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (i) The accountants who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Securities Act.

                  (j) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or

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supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (k) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                  (l) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                  (m) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Securities Act.

                  (o) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("PERMITS") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such Permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                  (p) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain

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accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (q) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (r) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                  (s) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                  (t) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses, and the Company is not aware of any claim to the contrary or any challenge by any other person to the rights of the Company and the Subsidiaries with respect to the foregoing.

                  (u) The Company has complied with all provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

         8. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each Selling Stockholder represents and warrants to you that:

                  (a) Such Selling Stockholder now has, and on the Closing Date will have, valid and marketable title to the Shares to be sold by such Selling Stockholder, free and clear of any lien, claim, security interest or other encumbrance, including, without limitation, any restriction on transfer.

                  (b) Such Selling Stockholder now has, and on the Closing Date will have, full legal right, power and authority, and any approval required by law, to sell, assign transfer and deliver such Shares in the manner provided in this Agreement, and upon delivery of and payment for such Shares hereunder, the purchaser thereof will acquire valid and marketable title to such Shares free and clear of any lien, claim, security interest, or other encumbrance.

                  (c) This Agreement and the Custody Agreement have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are the valid and binding agreements of such Selling Stockholder enforceable against such Selling Stockholder in accordance with their terms.

                  (d) Neither the execution and delivery of this Agreement or the Custody Agreement by or on behalf of such Selling Stockholder nor the consummation of the transactions herein or therein contemplated by or on behalf of such Selling Stockholder requires any consent, approval, authorization or order of, or filing or registration with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required under the Securities Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) or conflicts or will conflict with or constitutes or will constitute a breach of, or default under, or violates or will violate, any agreement, indenture or other instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is or may be bound or to which any of such Selling Stockholder's property or assets is subject, or any statute, law, rule, regulation, ruling, judgment, injunction, order or decree applicable to such Selling Stockholder or to any property or assets of such Selling Stockholder.

                  (e) The Registration Statement and the Prospectus, insofar as they relate to such Selling Stockholder, do not and will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (f) Such Selling Stockholder does not have any knowledge or any reason to believe that the Registration Statement or the Prospectus (or any amendment or supplement thereto) contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (g) The representations and warranties of such Selling Stockholder in the Custody Agreement are, and on the Closing Date will be, true and correct.

                  (h) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares, except for the lock-up arrangements described in the Prospectus.

         9.       INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company agrees to indemnify and hold harmless you and each person who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to you furnished in writing to the Company by you or on your behalf through you expressly for use in connection therewith; provided, however, that the indemnification obligation contained in this Section 9(b) with respect to any Preliminary Prospectus shall not inure to your benefit (or to the benefit of any person controlling you) on account of any such loss, claim, damage, liability or expense arising from your offering the Shares for sale to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered to you the Prospectus in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company or any Selling Stockholder may otherwise have.

                  (b) Each Selling Stockholder, jointly and severally, agrees to indemnify and hold harmless you and each person who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to you furnished in writing to the Company by you or on your behalf through you expressly for use in connection therewith; provided, however, that the indemnification obligation contained in this Section 0 with respect to any Preliminary Prospectus shall not inure to your benefit (or to the benefit of any person controlling you) on account of any such loss, claim, damage, liability or expense arising from your offering the Shares for sale to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Securities Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered to you the Prospectus in requisite quantity on a timely basis to permit such delivery or sending; and provided further that the indemnification obligation contained in this Section 0 shall be limited to the amount of proceeds received by the Selling Stockholders in the Offering.

                  (c) If any action, suit or proceeding shall be brought against you or any person controlling you in respect of which indemnity may be sought against the Company or any Selling Stockholder, you or such controlling person (the "INDEMNIFIED PARTIES") shall promptly notify the parties against whom indemnification is being sought (the "INDEMNIFYING PARTIES"), and such Indemnifying Parties shall assume the defense thereof, including the employment of counsel and payment of all fees and expenses. You or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at your expense or at the expense of such controlling person unless (i) the Indemnifying Parties have agreed in writing to pay such fees and expenses, (ii) the Indemnifying Parties have failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both you or such controlling person and the Indemnifying Parties and you or such controlling person shall have been advised by its counsel that representation of such Indemnified Party and any Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of you or such controlling person). It is understood, however, that the Indemnifying Parties shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for you and your controlling persons not having actual or potential differing interests with you or among themselves, which firm you shall designate in writing, and that all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Parties shall not be liable for any settlement of any such action, suit or proceeding effected without their written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Indemnifying Parties agree to indemnify you and hold you harmless, to the extent provided in the preceding Section 0, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (d) You agree to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, each Selling Stockholder, and any person who controls the Company within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to you, but only with respect to information relating to you furnished in writing by you or on your behalf through you expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, any of its directors, any such officer, any Selling Stockholder, or any such controlling person based on the Registration Statement, the Prospectus or any Preliminary Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against you pursuant to this Section 0, you shall have the rights and duties given to the Company by
Section 0 above (except that if the Company shall have assumed the defense thereof, you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at your expense), and the Company, its directors, any such officer, the Selling Stockholders, and any such controlling person shall have the rights and duties given to you by Section 0 above. The foregoing indemnity agreement shall be in addition to any liability which you may otherwise have.

                  (e) If the indemnification provided for in this Section 0 is unavailable to an Indemnified Party under Sections 0 or 0 hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and you on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and you on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and you on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and you on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or by you on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (f) The Company, the Selling Stockholders and you agree that it would not be just and equitable if contribution pursuant to this Section 0 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in
Section 0 above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 0 above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 0, you shall not be required to contribute any amount in excess of the amount the Company receives in connection with the Offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (g) No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (h) Any losses, claims, damages, liabilities or expenses for which an Indemnified Party is entitled to indemnification or contribution under this Section 0 shall be paid by the Indemnifying Party to the Indemnified Party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 0 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by you or on your behalf or on behalf of any person controlling you, the Company, its directors or officers or the Selling Stockholders or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. Any successor you may have or a successor to any person controlling you, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 0.

         10. CONDITIONS OF YOUR OBLIGATIONS. Your several obligations hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the Offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 P.M., Eastern Time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to your or the Company's knowledge, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement as set forth in Section 0 hereof, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the Subsidiaries not contemplated by the Prospectus, which in your opinion, would materially adversely affect the market for the Shares, or
(ii) any event or development relating to or involving the Company or any officer or director of the Company or any Selling Stockholder which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or you and your counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion materially adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date, an opinion of Kirkpatrick & Lockhart, LLP counsel for the Company and the Selling Stockholders, dated the Closing Date and addressed to you to the effect that:

                           (i)  The Company is a corporation duly
incorporated and validly existing in good standing under the laws of the State of Nevada with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                           (ii)  Each of the  Subsidiaries is a corporation
duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien, adverse claim, equity or other encumbrance;

                           (iii) The authorized and outstanding capital stock of
the Company is as set forth under the caption "CAPITALIZATION" in the Prospectus; and the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "DESCRIPTION OF CAPITAL STOCK";

                           (iv)  All the shares of capital stock of the Company
outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, and are fully paid and nonassessable;

                           (v)   The Shares to be issued and offered for sale by
the Company hereunder have been duly authorized and, when issued and delivered to the purchasers thereof against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to the best knowledge of such counsel after reasonable inquiry, similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company;

                           (vi)  The form of certificates for the Shares
conforms to the requirements of the Nevada [General Corporation Law];

                           (vii) The Registration Statement and all
post-effective amendments, if any, have become effective under the Act and, to the best knowledge of such counsel after reasonable inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

                           (viii) The Company has the full corporate power and
authority to enter into this Agreement and to issue, sell and deliver the Shares to be sold by it as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company and is a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement of rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or principles of public policy and subject to the qualification that the enforceability of the Company's obligations hereunder may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors' rights generally and by general equitable principles;

                           (ix)  Neither the Company nor any of the
Subsidiaries is in violation of its respective certificate or articles of incorporation or bylaws, or other organizational documents, or to the best knowledge of such counsel after reasonable inquiry, is in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness, except as may be disclosed in the Prospectus;

                           (x)   Neither the offer, sale or delivery of the
Shares, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or is known to such counsel after reasonable inquiry, except for such any agreement, indenture, lease or other instrument the breach of, or default under, will not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company or any of the Subsidiaries, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree known to such counsel after reasonable inquiry, applicable to the Company, the Subsidiaries or any of their respective properties;

                           (xi)   No  consent, approval, authorization or other
order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as have been obtained under the Act and the Exchange Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares as contemplated by this Agreement;

                           (xii)  The Registration Statement and the Prospectus
and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act;

                           (xiii) To the best knowledge of such counsel after
reasonable inquiry, (A) other than as described or contemplated in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, which are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement;

                           (xiv) To the best knowledge of such counsel after
reasonable inquiry, neither the Company nor any of the Subsidiaries is in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, except for such violations which would not have a material adverse effect on the Company, the Subsidiaries or their respective properties;

                           (xv)  The statements in the Registration Statement
and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

                           (xvi) This Agreement and the Custody Agreement have
each been duly executed and delivered by or on behalf of each of the Selling Stockholders and are valid and binding agreements of each Selling Stockholder enforceable against each Selling Stockholder in accordance with their terms;

                           (xvii) To the knowledge of such counsel, each Selling
Stockholder has full legal right, power and authorization, and any approval required by law, to sell, assign, transfer and deliver good and marketable title to the Shares which such Selling Stockholder has agreed to sell pursuant to this Agreement;

                           (xviii) The execution and delivery of this Agreement
and the Custody Agreement by the Selling Stockholders and the consummation of the transactions contemplated hereby and thereby will not conflict with, violate, result in a breach of or constitute a default under the terms or provisions of any agreement, indenture, mortgage or other instrument known to such counsel to which any Selling Stockholder is a party or by which any of them or any of their assets or property is bound, or any court order or decree or any law, rule, or regulation applicable to any Selling Stockholder or to any of the property or assets of any Selling Stockholder, which violation, breach or default would result in a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole;

                           (xix) Upon delivery of the Shares pursuant to this
Agreement and payment therefor as contemplated herein the purchasers thereof will acquire good and marketable title to the Shares free and clear of any lien, claim, security interest, or other encumbrance, restriction on transfer or other defect in title; and

                           (xx)   Although  counsel has not undertaken, except
as otherwise indicated in their opinion, to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement, such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Prospectus).

               In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Florida, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and you are justified in relying thereon. Counsel shall provide an opinion of, or shall give its opinion in reliance upon, Nevada counsel as to the opinions contained in Sections 10(c)(i), 10(c)(iv) and 10(c)(viii) hereof.

                  (d) You shall have received letters addressed to you and dated the date hereof and the Closing Date from KPMG Peat Marwick LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (e) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or Supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (iv) the Company and the Subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 10(e) and in Section 10(f) hereof.

                  (f) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (g) All the representations and warranties of the Selling Stockholders contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by or on behalf of the Selling Stockholders to the effect set forth in this Section 10(g) and in Section 10(h) hereof.

                  (h) The Selling Stockholders shall not have failed at or prior to the Closing Date to have performed or complied with any of their agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                  (i) Prior to the Closing Date the shares of Common Stock which the Company agrees to sell pursuant to this Agreement shall have been listed, subject to notice of issuance, on the Boston Stock Exchange or the Nasdaq National Market.

                  (j) The Sellers shall have furnished or caused to be furnished to you such further certificates and documents as you shall have requested.

                  Such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company or any Attorney-in-Fact or any Selling Stockholder and delivered to you or to your counsel, shall be deemed a representation and warranty by the Company, the Selling Stockholders or the particular Selling Stockholder, as the case may be, to you as to the statements made therein.

         11. EXPENSES. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by them of their obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the registration statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the registration statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of

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

certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the Boston Stock Exchange or the Nasdaq National Market; (vi) up to $30,000 of the costs and expenses of the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 0 hereof (including the reasonable fees, expenses and disbursements of your counsel relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification) ; (vii) the filing fees and the fees and expenses of your counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; and (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders.

                  All expenses (including the reasonable fees and expenses of legal counsel) less amounts advanced pursuant to Paragraph 6 of the Letter of Intent dated September 30, 1997 between you and the Company, not otherwise paid in advance, that are incurred by you in connection with the Offering shall be paid at the Closing Date out of the gross proceeds of the Offering or, if the Company elects to terminate its participation in the Offering, then on the date of such termination. In the event that the Company continues its good faith efforts to prepare and complete the Registration Statement and to have such Registration Statement declared effective but you are unable or unwilling to complete the Minimum Offering upon the terms (and subject to the conditions) generally described herein (as such may be amended by mutual agreement of the parties), then upon termination of the Offering Period, the Company shall reimburse you for the expenses (less amounts advanced pursuant to Paragraph 6 hereof) incurred to such date in connection with the Offering, to the extent that such expenses exceed $100,000. For purposes of this Section 11, the Company shall reimburse the expenses that you incur in connection with the Offering as provided in the preceding Section, and such expenses shall be deemed reasonable if they amount to $150,000 (including the amounts advanced pursuant to Paragraph 6 hereof) or less. In no event shall the expenses to be reimbursed to you exceed $225,000.

         12. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective:
(i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for the registration statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the registration statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you by notifying the Company and the Selling Stockholders.

                  Any notice under this Section 12 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

         13. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in your absolute discretion, without liability on your part to the Company or any Selling Stockholder, by notice to the Company, if prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York or Florida shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to commence or continue the Offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

         14. INFORMATION FURNISHED BY YOU. The statements set forth in the last Section on the cover page, the stabilization legend on the inside cover page, and the statements in the ________ paragraph under the caption "UNDERWRITING" in any Preliminary Prospectus and in the Prospectus, constitute the only information furnished by you or on your behalf through you as such information is referred to in Sections 0 and 0 hereof. [The _____ paragraph under the caption "UNDERWRITING" will contain Tarpon Scurry's name and the amount of the agency commission].

          15. MISCELLANEOUS. Except as otherwise provided in Sections 5, 12 and 13 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered as follows:

         (i) if to the Company, at the office of the Company at 6073 N.W. 167th Street, Unit C-25, Miami, Florida 33015, Attention: John Gallagher, President; with a copy to Clayton E. Parker, Kirkpatrick & Lockhart LLP, 201 South Biscayne Boulevard, Suite 2000, Miami, Florida 33131; or

         (ii) if to the Selling Stockholders, c/o John Gallagher at the address for the Company with a copy to Clayton Parker, in each case as set forth in the preceding clause; or

         (iii) if to you: Tarpon Scurry Investments, Inc., 501 First Avenue North, Suite 702, St. Petersburg, FL 33701 with a copy to D. Ronald Surbey, Holland & Knight LLP, One East Broward Boulevard, Fort Lauderdale, Florida 33301.

         This Agreement has been and is made solely for your benefit and the benefit of the Company, its directors and officers, the Selling Stockholders, and the other controlling persons referred to in Section 9 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser of any of the Shares in his status as such purchaser.

         16. APPLICABLE LAW; COUNTERPARTS. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida applicable to contracts made and to be performed within the State of Florida.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and you.

                                Very truly yours,

                                EUROPEAN MICRO HOLDINGS, INC.

                                By
                                   ------------------------------
                                   John Gallagher
                                   Chairman of the Board

                                Each of the Selling Stockholders

                                By
                                   ------------------------------
                                   Attorney-in-Fact

                                By
                                   ------------------------------
                                   Attorney-in-Fact

Confirmed as of the date first
above mentioned

TARPON SCURRY INVESTMENTS, INC.

-------------------------------
By:  Stephen Comeau, President